                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 2-88940) and in the Registration Statement (Form S-8 No. 33-59580) pertaining to The BFGoodrich Company Retirement Plus Savings Plan for Wage Employees of our report dated May 25, 2001, with respect to the financial statements of The BFGoodrich Company Retirement Plus Savings Plan for Wage Employees included in this Annual Report (Form 11-K) for the year ended December 30, 2000.



                                    /S/ ERNST & YOUNG LLP


Charlotte, North Carolina
June 5, 2001






                                                                              11